SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[	]	Preliminary Information Statement
[	]	Confidential, for Use of the Commission
(only as permitted by Rule 14c-5(d)(2))
[X]		Definitive Information Statement
[	]	Definitive Additional Materials

STANFORD MANAGEMENT LTD.

(Name of Registrant as Specified in its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: $0

(5)	Total fee paid: $0

[ ] Fee paid previously with Preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.

(3)	Filing Party:

Date Filed: October 16, 2007

STANFORD MANAGEMENT LTD.

420 - 625 Howe Street, Vancouver, B. C. Canada, V6C 2T6 (604) 608-0223

NOTICE OF WRITTEN RESOLUTION OF SHAREHOLDERS OF RECORD

ON SEPTEMBER 19, 2007

NOTICE IS HEREBY GIVEN that, on September 19, 2007, the management of Stanford Management Ltd., a Delaware Corporation ("Corporation"), solicited votes from selected shareholders of record (“Selected Shareholders”) as of September 19, 2007, to consider and act upon:

1.	The Directors' proposal to approve the forward split of the outstanding shares of the Corporation’s common stock on the basis of twenty (20) shares for every one (1) share outstanding (20 for 1) shares held.

These Selected Shareholders, who hold 1,669,500 shares of the total 2,608,500 issued and outstanding shares, approved the above motion in a written resolution. However, the Corporation’s management does not intend to take any corporate action to enact this resolution until such time as it has fulfilled its obligations under the rules and regulations of the Securities and Exchange Commission. Therefore, management is sending this notice to you. Proxies are not being solicited as management has received sufficient votes to approve the above proposal. The approximate date on which this information statement is being mailed to security holders is November 5, 2007.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Glen Macdonald Glen Macdonald, President October 16, 2007

     INFORMATION STATEMENT REGARDING A CORPORATE ACTION APPROVED ON SEPTEMBER 19, 2007

Written Resolutions of the Shareholders

This Information Statement is furnished in connection with a written resolution of a majority of the shareholders of the Corporation as of September 19, 2007. This Information Statement is being sent to shareholders of record as of September 19, 2007. The cost of distributing this Information Statement will be borne by the Corporation which may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses particularly in connection with their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses. The mailing address of the Corporation’s business offices is 420 -625 Howe Street, Vancouver, B. C. Canada, V6C 2T6.

Shareholders Entitled To Vote

Only shareholders of record of the Corporation's Common Stock at the close of business on September 19, 2007 were entitled to vote on the written resolution. On that date, 2,608,500 shares of Common Stock of the Corporation (the "Common Stock") were issued and outstanding. Each shareholder was entitled to one vote for each share held of record on the record date. The holders of a majority of the total shares of common stock outstanding on September 19, 2007 constituted a quorum for the transaction of business in the written resolutions. As management is not soliciting proxies and has already obtained sufficient votes to obtain a quorum, abstentions and broker non-votes will not be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. A list of the shareholders of record as of September 19, 2007 will be filed in the Corporation’s minute books as an attachment to the written resolutions.

Voting On The Written Resolutions

The passing of the proposal required the affirmative vote of 1,304,251 shares of the Corporation’s Common Stock issued and outstanding on September 19, 2007. There were 2,608,500 shares of Common Stock issued and outstanding on September 19, 2007.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

No person who has been a director or officer of the Corporation at any time since the beginning of the last fiscal year, nor any associate of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in the written resolution.

No director of the Corporation has informed the Corporation in writing that he or she intends to oppose any action to be taken by the Corporation at the meeting.

Proposals by Security Holders There are no proposals by any security holders.

Matters Approved In The Written Resolutions

Name of the Corporation

The Corporation’s Board of Directors proposed a forward split of the Common Stock of the Corporation on the basis of twenty (20) shares for each one (1) share held.

Although the forward split in authorized capital has been approved by an affirmative vote of 1,669,500 shares or 64% of the Corporation’s issued and outstanding shares, the Corporation is required under Securities and Exchange Commission rules and regulations to file this Schedule 14C and no corporate action may be taken on this resolution until twenty (20) days from the mailing of this Schedule 14C. Therefore, the Corporation expects to take all necessary corporate actions to affect the forward split on or about November 6, 2007.

Householding

On December 4, 2000, the Securities and Exchange Commission adopted amendments permitting companies and intermediaries to satisfy the delivery requirements for proxy statements and information statements with respect to two (2) or more shareholders sharing the same address by delivering a single proxy statement or information statement to those shareholders unless the Corporation is otherwise advised by the shareholders. “Householding” as this is commonly known, reduces the amount of duplicate information that shareholders receive and lowers the Corporation’s printing and mailing costs.

If you received multiple copies of this information and, in future, wish to receive only a single copy, please forward a written request to the attention of the Corporation’s Corporate Secretary by either mail to 420 - 625 Howe Street, Vancouver, B. C. Canada, V6C 2T6 or fax at (604) 688-2921.

If your household received a single copy of this information and you wish to receive multiple copies in the future, or if you would like to receive additional copies of this documentation, please forward a written request to the attention of the Corporation’s Corporate Secretary by either mail to 420 - 625 Howe Street, Vancouver, B. C. Canada, V6C 2T6 or fax at (604) 688-2921

By Order of the Board of Directors, /s/ Glen Macdonald Glen Macdonald, President October 16, 2007